Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES COMPLETION OF DEBT REFINANCING TRANSACTIONS

Uncasville, Connecticut, March 7, 2012 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today that it has completed its comprehensive debt refinancing transactions, including the consummation of its private exchange offers and consent solicitations with respect to its outstanding notes, the amendment and restatement of its bank credit facility and the execution and funding of a new $225 million term loan facility.

“We are very pleased to announce the successful completion of our refinancing,” said Bruce “Two Dogs” Bozsum, Chairman of the Authority’s Management Board and Mohegan Tribal Council. “This accomplishment reflects a tremendous team effort, and we would like to extend our thanks to everyone involved at both the Authority and the Tribal government. We believe that this transaction demonstrates and confirms to the financial community that market-based solutions to comprehensive debt refinancings in the Native American gaming space are achievable.”

“There is no question that it is great to have this behind us,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “We are appreciative of the willingness and cooperation of our lenders and bondholders to extend our existing debt and of the support we received on our new facility. We believe that, with this long-term debt capital solution in place, we are now well positioned to continue the development and expansion of the Mohegan Sun brand.”

Consummation of the exchange offers resulted in the issuance of approximately $961.8 million in aggregate principal amount of new notes in exchange for an equivalent principal amount of tendered and accepted old notes, as set forth in the table below:

Series of Old Notes	Principal Amount Tendered and Accepted	Principal Amount of Related New Notes
11 1/2% Second Lien Senior Secured Notes due 2017	$199,800,000	$199,800,000 11 1/2% Second Lien Senior Secured Notes due 2017
6 1/8% Senior Notes due 2013	$234,225,000	$417,771,000 10 1/2% Third Lien Senior Secured Notes due 2016
8% Senior Subordinated Notes due 2012	$183,546,000
7 1/8% Senior Subordinated Notes due 2014	$203,844,000	$344,190,000 11% Senior Subordinated Notes due 2018
6 7/8% Senior Subordinated Notes due 2015	$140,346,000

Approximately $10.8 million in cash consent fees were paid to holders of old notes in connection with the consent solicitations conducted with respect to the old notes.

Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Blackstone Advisory Partners, L.P. acted as dealer managers for the exchange offers and consent solicitations.

Also in connection with the refinancing, the Authority amended its bank credit facility and extended the maturity date thereof to March 31, 2015. The bank credit facility, which was previously comprised of a single $675 million revolving loan, now includes a $400 million term loan and a $75 million revolving loan. Bank of America, N.A. serves as administrative agent for the amended bank credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and Blackstone Advisory Partners, L.P. served as joint lead arrangers and joint book managers for the amended bank credit facility.

In addition, the Authority’s new term loan facility, which matures on March 31, 2016, is comprised of a “first lien, second out” term loan in the amount of $225 million. Wells Fargo Gaming Capital, LLC serves as administrative agent for the new term loan facility. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Blackstone Advisory Partners, L.P. served as joint lead arrangers and joint bookrunners for the new term loan facility.

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This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Wachtell, Lipton, Rosen & Katz served as legal advisor to the Authority. Blackstone Advisory Partners, L.P. served as global advisor to the Authority.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania. The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks, uncertainties and assumptions that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause actual results to be materially different from our expectations include, among others, the following: the financial performance of Mohegan Sun and Mohegan Sun at Pocono Downs and our Pennsylvania off-track wagering facilities; the local, regional, national or global economic climate, including the lingering effects of the economic recession, which has affected our revenues and earnings; increased competition, including the expansion of gaming in New England, New York, New Jersey or Pennsylvania; our leverage and ability to meet our debt service obligations and maintain compliance with financial debt covenants; the availability of financing; our dependence on existing management; our ability to integrate new amenities from expansions to our facilities into our current operations and manage the expanded facilities; changes in federal or state tax laws or the administration of such laws; changes in gaming laws or regulations, including the limitation, denial or suspension of licenses required under gaming laws and regulations; changes in applicable laws pertaining to the service of alcohol, smoking or other amenities offered at Mohegan Sun and Mohegan Sun at Pocono Downs; our ability to implement successfully our diversification strategy; an act of terrorism on the United States; our customers’ access to inexpensive transportation to our facilities and changes in oil, fuel or other transportation-related expenses; unfavorable weather conditions; and the factors described in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended

September 30, 2011, under the heading “Risk Factors” and in the Authority’s other filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances, except where expressly required by law. The Authority cannot assure that projected results or events will be achieved or will occur.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000